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                                                                   EXHIBIT 23.02




                        CONSENT OF DELOITTE & TOUCHE LLP


         We consent to the incorporation by reference in Registration Statement No. 33-83516 of Martin Marietta Materials, Inc. on Form S-8 pertaining to the Martin Marietta Materials, Inc. Omnibus Securities Award Plan and in Registration Statement No. 33-99082 of Martin Marietta Materials, Inc. on Form S-3 pertaining to the Martin Marietta Materials, Inc. shelf registration, of our report dated June 6, 1997, with respect to the consolidated financial statements of American Aggregates Corporation and Subsidiary for the years ended March 31, 1997 and 1996, incorporated by reference in the Annual Report on Form 10-K of Martin Marietta Materials, Inc., for the year ended December 31, 1997.





                             /s/ DELOITTE & TOUCHE LLP


Dayton, Ohio
March 27, 1998





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